Exhibit 16.1
January 10, 2024

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Lightning eMotors, Inc.
File No. 001-39283

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Lightning eMotors, Inc. dated January 10, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP